Exhibit 99.1

FOR IMMEDIATE RELEASE
BankFinancial Corporation to Host Conference Call and Webcast on November 1, 2013
Burr Ridge, Illinois – (October 29, 2013) BankFinancial Corporation (Nasdaq – BFIN) will review third quarter 2013 results in a conference call and webcast for stockholders and analysts on Friday, November 1, 2013 at 9:30 a.m. Chicago, Illinois Time.
The conference call may be accessed by calling (877) 703-6109 using participant passcode 66046156. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 11:59 p.m. Chicago Time on November 15, 2013 on our website. BankFinancial Corporation’s Quarterly Financial and Statistical Supplement is scheduled to be available on our website, under the “Investor Relations” section, on October 30, 2013.
BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 20 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At June 30, 2013, BankFinancial had total assets of $1.461 billion, total loans of $1.012 billion, total deposits of $1.262 billion and stockholders’ equity of $173 million.
The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial F.S.B. Telephone: 630-242-7234